SIMPLICITY ESPORTS

PLAY LIVE NATION

v081319

DISCLAIMER

Forward-Looking Information

We have made forward-looking statements in this document that are based on management's current reasonable expectations and projections. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks include, but are not limited to, risks relating to economic, competitive and other factors affecting our operations, markets, products and services and marketing and sales strategies, as well as the risks set forth in our filings with the Securities and Exchange Commission from time to time. These forward-looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.

Teams, Players and Games are subject to change due to the fluid nature of esports

SIMPLICITY ESPORTS & GAMING COMPANY

Simplicity Esports and Gaming Company is the first pure play publicly traded esports organization in America and is quoted on the OTCQB under the ticker WINR. Simplicity Esports and Gaming Company operates as the parent of the following wholly owned subsidiaries:

- Simplicity Esports, LLC
- PLAYlive Nation, Inc.
- PLAYlive Holdings

SIMPLICITY
ESPORTS

The distinguished management group leading the Simplicity Esports family of brands, have expertise in relevant industries including professional sports, investment management, retail and e-commerce, as well as technology and electronics. We invite you to visit our website to learn more about our accomplished leadership.

GGSIMPLICITY.COM

Jed Kaplan
Jed_Kaplan
CEO

Roman Franklin
Roman_Franklin1
President

ABOUT SIMPLICITY ESPORTS, LLC

#KEEPITSIMPLE

Simplicity Esports is a North American esports organization founded by CEO Jed Kaplan, minority owner of both the Memphis Grizzlies and Swansea City of the English Champions League. Simplicity Esports has implemented a unique approach to ensure the ultimate fan friendly esports experience. Our mission is to increase gamer and fan involvement at a grassroots level, and foster a sense of community as we compete with top class talent. Simplicity Esports is represented by notable teams and players that compete on an international circuit. Our staff and players are well known influencers within the esports community. We leverage their notoriety to promote our brand, and to strengthen our fans' dedication to Simplicity Esports.

MEMPHIS GRIZZLIES

SWANSEA CITY AFC



"Our organization takes pride in creating a platform which continues to help grow the sport for generations of gamers." - **Jed Kaplan**

Steve Grossman
sgrossman044
President

Gidd Sasser
GiddS2
General Manager

ABOUT PLAYLIVE NATION

Since 2011, PLAYlive Nation has grown to become the largest chain of esports gaming centers affiliated with an esports team, with dozens of stores across the country. Its focus is to create an environment where gamers of all play styles, skill levels, and interests can unite and become part of a local community while exploring the gaming industry.

PLAYlive Nation stores offer gaming stations for video gaming, tables for card and board gaming, a selection of gamer-related merchandise, parties, tournaments, and more.





PLAYLIVE NATION

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ADVERTISING AT PLAYLIVE

PLAYlive Nation and its stores aim to create communities of gamers who frequently visit our locations. This influx of regular visitors allows our platform and our staff to influence customers and create a culture around an idea or product.


YOUR AD HERE

Our Media Platform allows us to deliver content (images and/or videos) to stores from our central office. During business hours, a slideshow of images are played across available TV screens in-store. In addition to the slideshow, a video from our playlist is played every 20 minutes on large 65” TVs placed throughout the store. The audio from those videos are played over house-speakers.



In conjunction with visual ads, our staff is trained to start conversations with customers, when appropriate, about ideas and products that are being promoted in the store.


PLAY
SIMPLICITY ESPORTS
LIVE NATION
Powered by
SIMPLICITY ESPORTS
THROW YOUR PARTY HERE!


11
12
13
14
PARTIES
AVAILABLE HERE!
100


Ultra-PRO


EXIT
YOUR AD HERE

PLAYLIVE NATION LOCATIONS



80+ locations in production in 19 states, 46 currently in operation in 13 states

MULTI-LAYERED APPROACH


Experienced
& accomplished
management team
Pro Teams
Academy Teams
Influencers and Streamers
Creating competition in 40 cities for
students between 10 and 18 years old
Building an active fan base
Direct Revenue Streams

Pro Teams — Investing in well known, high viewership games with potential for in game sales and possible franchise / ownership potential.

Academy Teams — Player Development Program - based both in our centers and online.

Influencers and Streamers — Utilizing talent to promote a new-age gaming ecosystem and lifestyle brand with our media division "Simplicity Studios".

Creating competition in 40 cities for students between 10 and 18 years old — A unique scholarship-based youth program creating city, state, and national "Heroes" in multiple esports titles thereby creating content for endemic and non-endemic audiences.

Building an active fan base — Further growing a larger engaged fan base via our brick and click strategy

Direct Revenue Streams — Esports Centers, Strategic Partnerships, Digital & Physical Merchandising

BRICK & CLICK STRATEGY

The recent acquisition of PLAYlive Nation, evidences our management's ability to execute the brick and click business plan strategy. Our business plan encompasses a physical and digital approach to further recognize revenue from all verticals.


SIMPLICITY

Simplicity is the first professional esports organization to execute the brick and click business model. The physical centers complimented by our esports team, lifestyle brand, and marketing campaigns offer opportunities for additional revenue via strategic partnerships with both endemic and non-endemic brands.



Our ultimate goal is to further engage a diverse fan base with a 360-degree approach driving traffic to both our digital and physical real estate, and maximizing the monetization opportunities from these relationships.

SIMPLICITY ESPORTS' CONTENT PLAN

Our primary goal is to create content that engages fans, promotes our brand as well as sponsors, and developers. Our talented team will continue to produce unique in-depth content which showcases aspects of esports, which fans rarely see.

We seek to reach a broad demographic encompassing the casual, amateur, and professional gaming community. Our philosophy is to enhance the Simplicity Esports footprint for both endemic and non-endemic partnerships. We are keen to the markets and understand the importance of branding while maintaining authenticity.

Example Team Content

- PUBG Pre-Season Video: Click Here
- Twitch Stream Team: Click Here
- Twitter Content: Click Here
- Mixer Stream Team: Click Here

Featured Professional Players

- Gears Summer Series: Click Here
- Heroes Rising: XRETZI: Click Here


WINNER




SIMPLICITY

MARKETING

Opportunities, Partnerships and Activations

We believe our brick and click strategy presents attractive opportunities for sponsors and advertisers to connect with our audience, creating an attractive monetization opportunity within the coveted esports market.

Simplicity Esports Teams Collectively Represent:

- 160,000 fans across all social media accounts
- 12,000,000 minutes of branded content consumed annually
- 20,000,000 Twitter impressions annually

Simplicity Esports Teams Collectively Stream and Compete across the following titles:
Overwatch™, League Of Legends™, Smite™, Gears of War™, PUBG™, Fortnite™, Madden™, NHL2019™, TEPPEN™, Apex Legends™, Smash Brothers ™, Rainbow Six Siege ™, Console Classics™, Team Fight Tactics™ & Battlefield™ Series

PLAYlive Nation Locations Represent:

- 46Locations across 13 States
- Over 1,400 digital screens available for advertisements (1,200 Gaming Stations + 200 Large TVs), totaling over 22 square miles of screen space
- Ads are shown for 8 seconds once every 2 minutes (average) up to 4 minutes (max)
- Ads are displayed in a staggered fashion across all available screens, maximizing exposure potential
- 174,000 unique customers annually
- A database encompassing 400,000 gamers
- Over 110,000 square feet of retail space in desirable locations

ACTIVATION SAMPLES

Below are sample activations, all of which can be custom tailored to meet specific goals and audiences.


KEEP IT SIMPLE
RAVEN
SHOP AT RAVEN.GG
SIMPLICITY
GGSIMPLICITY.COM
GGSIMPLICITY
GGSIMPLICITY
GGSIMPLICITY


SIMPLICITY ESPORTS
SIMPLICITY ESPORTS
Gamertag


YOUR AD
YOUR AD


PLAY LIVE NATION
PLAYlive in Capital Mall
625 Black Lake Blvd
- Sales Receipt -
Order #1335943
Mar 6, 2015 10:07:19 AM
Items Purchased:
FROST BERRY: $3.00
Tax: $0.26
Total: $3.26
Cash Tendered: $3.26
plantronics.
RIG
GEAR UP. GET GOOD.
- Customer Copy -


SIMPLICITY
GAMERTAG
#TWITTERHANDLE
RAVEN
#KEEPITSIMPLE
JERSEY LOGO PLACEMENT


SIMPLICITY ESPORTS
SIMPLICITY ESPORTS


YOUR BRAND HERE
STAFF

INTEGRATION PLAN & PROJECTIONS

By the end of 2020, we intend to compliment the existing Xbox gaming stations in each PLAYlive Nation center by adding at least 20 high-performance gaming PCs, per location. The addition of gaming PCs will expand the library of game titles available to our clientele, as well as allow for additional tournament options, thus increasing the gamer base for PLAYlive Nation centers. We project a 20% increase in revenue, over the 12-month period ended 5/31/2019, for existing PLAYlive Nation centers, as a result of the expansion into PC gaming and esports. We expect this increase in revenue for existing PLAYlive Nation centers to result in a 20% increase in franchise royalties for PLAYlive Nation, the franchisor.

By the end of 2019, we project we will have 6 corporate owned gaming centers. By the end of 2020, we project we will have 20 corporate owned gaming centers. We project the 20 corporate owned gaming centers will generate annual revenues of $5.4 million, and be profitable with 25% gross margins.

20
Corporate stores by end of 2020

20%
Projected increase from added PC stations*

$5.4m
Projected revenue from 20 Corporate owned stores



*Projected revenue increase for existing PLAYlive Nation franchise centers

INDUSTRY VALUATIONS

Team	Value	Revenue
SoloMid™	$250,000,000	$25,000,000
Team Liquid™	$200,000,000	$17,000,000
Echo Fox™	$150,000,000	$11,000,000
Fnatic™	$120,000,000	$11,000,000
G2™	$105,000,000	$8,000,000
100 Thieves™	$90,000,000	$5,000,000
Counter Logic™	$50,000,000	$4,000,000

Source: Forbes "The World's Most Valuable Esports Companies" 10/23/2018

THANK YOU

We invite you to engage our management for further discussions regarding possible synergies, as opportunities are multi-faceted. Potential collaborations and partnerships proving to be mutually beneficial represent our primary goal. We look forward to speaking to you soon and
#KEEPINGITSIMPLE

Roman Franklin - President, Simplicity Esports and Gaming Company

7000 West Palmetto Park Road Suite 505, Boca Raton, FL 33433

roman@simplicityesports.com

Discover more by visiting us online at GGSimplicity.com